EXHIBIT 99

Mortgage Insurance Providers for WFALT 05-2

Name              % of Collat
GEMICO                  14.50
PMI                     13.75
RADIAN                   9.13
REPUBLIC                 9.70
TRIAD                   12.26
UGIC                     9.12


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